Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Nutriband Inc. of our report dated April 30, 2024, relating to the consolidated financial statements of Nutriband Inc., appearing in the Annual Report on Form 10-K for the years ended January 31, 2024, and 2023. We also consent to the reference of our firm under the caption “Experts” in this Registration Statement.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

July 2, 2024